Exhibit 99.1

NetScout Systems Reports Financial Results for First Quarter Fiscal Year 2017

WESTFORD, Mass.--(BUSINESS WIRE)--July 28, 2016--NetScout Systems, Inc. (NASDAQ: NTCT), a market leader in service assurance and cybersecurity solutions, today announced financial results for its first quarter of fiscal year 2017 ended June 30, 2016.

“NetScout reported first-quarter results that were slightly ahead of plan,” stated Anil Singhal, NetScout’s president and CEO. “We continued to fortify and expand our customer relationships around the globe while balancing our investments to fund innovation with disciplined management of our cost structure. We also made progress advancing our strategy for providing operational intelligence and analytics from the edge of our customers’ networks to their core, thereby enhancing our position in both the service provider and enterprise markets as a trusted platform that can help our customers consolidate the many tools that they use to manage their technology infrastructures. In addition, we achieved important milestones regarding our product roadmaps, and remain on target to bring a range of new and enhanced solutions to the marketplace during fiscal year 2017.”

Notable first-quarter and recent operational highlights include:

  The Company’s Engage ’16 user conference, held in mid-May, was highly successful, marked by record attendance and very positive feedback to the product roadmaps that were shared with its service assurance and cybersecurity customers. A major highlight from the event was the introduction of the InfiniStream NG, the Company’s combined instrumentation solution for service providers;
  Arbor Networks, NetScout’s security division, released version 2.1 of its advanced threat solution, Spectrum, which provides new features and functionality to support security teams in quickly and effectively uncovering, investigating and proving sophisticated attack campaigns. In May 2016, Arbor announced several enhancements to its distributed denial-of-service (DDoS) mitigation portfolio for enterprise and service provider networks that enable customers to better manage the increasing size and complexity of modern DDoS attacks;

  Customer satisfaction has remained high and was validated in April 2016 when NetScout received the NorthFace ScoreBoard AwardSM from Omega Management Group Corp. in recognition for its excellence in customer service and support;
  NetScout continued to enhance its family of portable network analysis and troubleshooting tools, highlighted by the May 2016 launch of the AirCheck G2 for wireless networks;
  NetScout has continued to enhance and expand its family of packet flow switches. In July, NetScout introduced two new products in its nGenius® Packet Flow Switch (PFS) family, that provide 10G and 40G platforms for delivering packet data to network security systems, adding advanced security-optimized capabilities to its product line. NetScout’s packet flow switches (also often called network visibility switches) achieved the number one market share position in the service provider segment globally according to business information provider IHS’s Network Monitoring Equipment report from May 2016; and
  Last week, NetScout announced nGenius® for Flows, an integrated extension to nGeniusONE®, which extends the Company’s award-winning Adaptive Service Intelligence analysis to flow-based data sources;

Q1 FY17 Financial Results

The timing and magnitude of the contributions from Danaher’s Communications Business, which NetScout acquired in mid-July 2015, impacted year-over-year comparisons for the first quarter of fiscal year 2017.

Total revenue (GAAP) for the first quarter of fiscal year 2017 was $269.0 million. Non-GAAP total revenue for the first quarter of fiscal year 2017 was $278.0 million. A reconciliation of GAAP and non-GAAP results is included in the attached financial tables.

Product revenue (GAAP) for the first quarter of fiscal year 2017 was $164.6 million, which was approximately 61% of total revenue. On a non-GAAP basis, product revenue for the first quarter of fiscal year 2017 was $168.8 million, which was approximately 61% of total non-GAAP revenue. Service revenue (GAAP) for the first quarter of fiscal year 2017 was $104.4 million, or approximately 39% of total revenue. On a non-GAAP basis, service revenue for fiscal year 2017’s first quarter was $109.1 million, which was approximately 39% of total non-GAAP revenue.

NetScout’s loss from operations (GAAP) was $10.8 million in the first quarter of fiscal year 2017, or -4.0% of total revenue. First-quarter fiscal year 2017 non-GAAP EBITDA from operations was $51.1 million, or 18.4% of non-GAAP quarterly revenue. First-quarter fiscal year 2017 non-GAAP income from operations was $43.1 million. NetScout’s non-GAAP operating margin for the first quarter of fiscal year 2017 was 15.5%.

Net loss (GAAP) for the first quarter of fiscal year 2017 was $9.0 million, or $0.10 per share (diluted). On a non-GAAP basis, net income for the first quarter was $26.3 million, or $0.28 per share (diluted).

As of June 30, 2016, cash and cash equivalents, and short and long-term marketable securities were $334.9 million, compared with $352.1 million as of March 31, 2016. During the first quarter of fiscal year 2017, NetScout repurchased 2,100,382 shares of its common stock at an average price of $23.81 per share, totaling approximately $50.0 million in the aggregate.

Guidance:

NetScout has updated its fiscal year 2017 guidance to reflect the Company’s share repurchase activity during the first quarter of fiscal year 2017 along with updated assumptions to certain anticipated acquisition-related adjustments to revenue and to various costs and expenses:

  NetScout’s revenue guidance has been updated to reflect changes in the assumptions regarding the deferred revenue fair value adjustment associated with the acquisition of the Danaher Communications Business. The Company expects fiscal year 2017 GAAP revenue to be in the range of approximately $1.178 billion to $1.228 billion versus prior GAAP revenue guidance that ranged from approximately $1.183 billion to $1.233 billion. The non-GAAP revenue guidance, which excludes the deferred revenue fair value adjustment related to the acquisition, is unchanged and is expected to be in the range of $1.2 billion to $1.25 billion for fiscal year 2017.
  GAAP net income per share (diluted) for fiscal year 2017 is now expected to be in the range of $0.49 to $0.74 versus the original GAAP net income per share (diluted) guidance in the range of $0.39 to $0.64. Non-GAAP net income per share (diluted) for fiscal year 2017 is now anticipated to be in the range of $1.87 to $2.12 based on approximately 93 million shares outstanding versus the original non-GAAP net income per share (diluted) guidance in the range of $1.85 to $2.10 based on approximately 94 million shares outstanding.
  A reconciliation between GAAP and non-GAAP revenue and net income per share (diluted) for NetScout’s guidance is included in the attached financial tables.

Conference Call Instructions:
NetScout will host a conference call to discuss its first-quarter fiscal year 2017 financial results today at 8:30 a.m. ET. This call will be webcast live through NetScout’s website at http://ir.netscout.com/phoenix.zhtml?c=92658&p=irol-irhomedf. Alternatively, people can listen to the call by dialing (785) 424-1053. The conference call ID is NTCTQ117. A replay of the call will be available after 12:00 p.m. ET on July 28, 2016 for approximately one week. The number for the replay is (800) 723-0532 for U.S./Canada and (402) 220-2655 for international callers.

Use of Non-GAAP Financial Information:
To supplement the financial measures presented in NetScout's press release in accordance with accounting principles generally accepted in the United States ("GAAP"), NetScout also reports the following non-GAAP measures: non-GAAP total revenue, non-GAAP product revenue, non-GAAP service revenue, non-GAAP income from operations, non-GAAP operating margin, non-GAAP EBITDA from operations, and non-GAAP EBIDTA from operations margin, non-GAAP net income, and non-GAAP net income per share (diluted). Non-GAAP revenue eliminates the GAAP effects of acquisitions by adding back revenue related to deferred revenue revaluation, and revenue impacted by the amortization of intangible assets. Non-GAAP income from operations includes the aforementioned revenue adjustments and also removes expenses related to the amortization of acquired intangible assets, stock-based compensation, certain expenses relating to acquisitions including inventory fair value adjustments, depreciation costs, compensation for post-combination services and business development and integration costs. Non-GAAP EBITDA from operations includes the aforementioned items related to non-GAAP income from operations and also removes non-acquisition-related depreciation expense. Non-GAAP operating margin is calculated based on the non-GAAP financial metrics discussed above. Non-GAAP net income includes the aforementioned items related to non-GAAP income from operations, net of related income tax effects. Non-GAAP diluted net income per share also excludes these expenses as well as the related impact of all these adjustments on the provision for income taxes. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures included in the attached tables within this press release.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP (revenue, net income and diluted net income per share), and may have limitations in that they do not reflect all of NetScout’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NetScout’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from or as a substitute for results prepared in accordance with GAAP.

NetScout believes these non-GAAP financial measures will enhance the reader’s overall understanding of NetScout’s current financial performance and NetScout's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. NetScout believes that providing these non-GAAP measures affords investors a view of NetScout’s operating results that may be more easily compared to peer companies and also enables investors to consider NetScout’s operating results on both a GAAP and non-GAAP basis during and following the integration period of NetScout’s acquisitions. Presenting the GAAP measures on their own would not be indicative of NetScout’s core operating results. Furthermore, NetScout believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provide useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

NetScout management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting.

About NetScout Systems, Inc.
NetScout Systems, Inc. (NASDAQ: NTCT) is a market leader in real-time service assurance and cyber security solutions for today’s most demanding service provider, enterprise and government networks. NetScout’s Adaptive Service Intelligence (ASI) technology continuously monitors the service delivery environment to identify performance issues and provides insight into network-based security threats, helping teams to quickly resolve issues that can cause business disruptions or impact user experience. NetScout delivers unmatched service visibility and protects the digital infrastructure that supports our connected world. To learn more, visit www.netscout.com.

Safe Harbor
Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and other federal securities laws. Investors are cautioned that statements in this press release, which are not strictly historical statements, including without limitation, the statements related to the financial guidance for NetScout and statements related to remaining on target to bring a range of new and enhanced solutions to the marketplace during fiscal year 2017, constitute forward-looking statements which involve risks and uncertainties. Actual results could differ materially from the forward-looking statements due to known and unknown risk, uncertainties, assumptions and other factors. Such factors include slowdowns or downturns in economic conditions generally and in the market for advanced network and service assurance solutions specifically; the volatile foreign exchange environment; the Company’s relationships with strategic partners and resellers; dependence upon broad-based acceptance of the Company’s network performance management solutions; the presence of competitors with greater financial resources than ours and their strategic response to our products; our ability to retain key executives and employees; lower than expected demand for the Company’s products and services; and the ability of NetScout to successfully integrate the merged assets and the associated technology and achieve operational efficiencies. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2016, which is on file with the Securities and Exchange Commission. NetScout assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2016 NetScout Systems, Inc. All rights reserved. NetScout and the NetScout logo are registered trademarks or trademarks of NetScout Systems, Inc. and/or its subsidiaries and/or affiliates in the USA and/or other countries.

NetScout Systems, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 30,
	2016	2015
Revenue:
Product	$164,589	$53,593
Service	104,363	47,150
Total revenue	268,952	100,743

Cost of revenue:
Product	59,827	12,498
Service	27,207	8,798
Total cost of revenue	87,034	21,296

Gross profit	181,918	79,447

Operating expenses:
Research and development	60,551	18,058
Sales and marketing	81,588	38,092
General and administrative	30,927	10,099
Amortization of acquired intangible assets	17,572	809
Restructuring charges	2,034	-
Total operating expenses	192,672	67,058

Income (loss) from operations	(10,754)	12,389
Interest and other expense, net	(2,904)	(146)

Income (loss) before income tax expense (benefit)	(13,658)	12,243
Income tax expense (benefit)	(4,660)	4,574
Net income (loss)	$(8,998)	$7,669

Basic net income (loss) per share	$(0.10)	$0.19
Diluted net income (loss) per share	$(0.10)	$0.19
Weighted average common shares outstanding used in computing:
Net income per share - basic	93,344	40,776
Net income per share - diluted	93,344	41,371

NetScout Systems, Inc.
Consolidated Balance Sheets
(In thousands)

	June 30,	March 31,
	2016	2016
	(unaudited)

Assets
Current assets:
Cash, cash equivalents and marketable securities	$319,613	$338,714
Accounts receivable and unbilled costs, net	196,227	247,199
Inventories	58,842	58,029
Prepaid expenses and other current assets	94,257	96,536

Total current assets	668,939	740,478

Fixed assets, net	64,058	62,033
Goodwill and intangible assets, net	2,734,254	2,763,409
Long-term marketable securities	15,309	13,361
Other assets	11,898	13,562

Total assets	$3,494,458	$3,592,843

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$45,607	$43,969
Accrued compensation	68,748	82,303
Accrued other	30,251	34,136
Deferred revenue and customer deposits	279,974	296,648

Total current liabilities	424,580	457,056

Other long-term liabilities	7,280	7,539
Deferred tax liability	272,763	285,359
Accrued long-term retirement benefits	31,158	31,378
Long-term deferred revenue	67,025	68,129
Long-term debt	300,000	300,000

Total liabilities	1,102,806	1,149,461

Stockholders' equity:
Common stock	114	114
Additional paid-in capital	2,650,315	2,642,745
Accumulated other comprehensive loss	(1,735)	(1,501)
Treasury stock, at cost	(531,434)	(481,366)
Retained earnings	274,392	283,390

Total stockholders' equity	2,391,652	2,443,382

Total liabilities and stockholders' equity	$3,494,458	$3,592,843

NetScout Systems, Inc.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Three Months Ended
	June 30,		March 31,
	2016	2015	2016

GAAP Product Revenue	$164,589	$53,593	$195,792
Product deferred revenue fair value adjustment	1,345	-	2,100
Amortization of acquired intangible assets (2)	2,877	-	2,361
Non-GAAP Product Revenue	$168,811	$53,593	$200,253

GAAP Service Revenue	$104,363	$47,150	$90,095
Service deferred revenue fair value adjustment	4,783	-	18,309
Non-GAAP Service Revenue	$109,146	$47,150	$108,404

GAAP Revenue	$268,952	$100,743	$285,887
Product deferred revenue fair value adjustment	1,345	-	2,100
Service deferred revenue fair value adjustment	4,783	-	18,309
Amortization of acquired intangible assets (2)	2,877	-	2,361
Non-GAAP Revenue	$277,957	$100,743	$308,657

GAAP Gross Profit	$181,918	$79,447	$185,036
Product deferred revenue fair value adjustment	1,345	-	2,100
Service deferred revenue fair value adjustment	4,783	-	18,309
Inventory fair value adjustment	-	-	6,380
Share-based compensation expense (1)	993	475	933
Amortization of acquired intangible assets (2)	13,246	758	17,158
Business development and integration expense (3)	158	-	501
Compensation for post combination services (4)	144	-	476
Acquisition related depreciation expense (5)	165	-	103
Non-GAAP Gross Profit	$202,752	$80,680	$230,996

GAAP Income (Loss) from Operations	$(10,754)	$12,389	$(4,922)
Product deferred revenue fair value adjustment	1,345	-	2,100
Service deferred revenue fair value adjustment	4,783	-	18,309
Inventory fair value adjustment	-	-	6,380
Share-based compensation expense (1)	8,132	4,595	7,967
Amortization of acquired intangible assets (2)	30,818	1,567	27,630
Business development and integration expense (3)	3,669	3,362	5,765
Compensation for post combination services (4)	1,715	21	4,549
Restructuring charges	2,034	-	-
Acquisition related depreciation expense (5)	1,359	-	1,365
Non-GAAP Income from Operations	$43,101	$21,934	$69,143

GAAP Net Income (Loss)	$(8,998)	$7,669	$(3,616)
Product deferred revenue fair value adjustment	1,345	-	2,100
Service deferred revenue fair value adjustment	4,783	-	18,309
Inventory fair value adjustment	-	-	6,380
Share-based compensation expense (1)	8,132	4,595	7,967
Amortization of acquired intangible assets (2)	30,818	1,567	27,630
Business development and integration expense (3)	3,669	3,362	5,765
Compensation for post combination services (4)	1,715	21	4,549
Restructuring charges	2,034	-	-
Acquisition related depreciation expense (5)	1,359	-	1,365
Income tax adjustments (6)	(18,528)	(3,552)	(27,544)
Non-GAAP Net Income	$26,329	$13,662	$42,905

GAAP Diluted Net Income (Loss) Per Share	$(0.10)	$0.19	$(0.04)
Share impact of non-GAAP adjustments identified above	0.38	0.14	0.48
Non-GAAP Diluted Net Income Per Share	$0.28	$0.33	$0.44

Shares used in computing non-GAAP diluted net income per share	94,008	41,371	96,776

NetScout Systems, Inc.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures - Continued
(In thousands, except per share data)
(Unaudited)

		Three Months Ended		Three Months Ended
		June 30,		March 31,
		2016	2015	2016
(1)	Share-based compensation expense included in these amounts
	is as follows:
	Cost of product revenue	$195	$102	$180
	Cost of service revenue	798	373	753
	Research and development	2,633	1,490	2,564
	Sales and marketing	2,611	1,403	2,364
	General and administrative	1,895	1,227	2,106
	Total share-based compensation expense	$8,132	$4,595	$7,967

(2)	Amortization expense related to acquired software and product
	technology, tradenames, customer relationships included in these
	amounts is as follows:
	Total revenue adjustment	$2,877	$-	$2,361
	Cost of product revenue	10,369	758	14,797
	Operating expenses	17,572	809	10,472
	Total amortization expense	$30,818	$1,567	$27,630

(3)	Business development and integration expense included in
	these amounts is as follows:
	Cost of product revenue	$158	$-	$501
	Cost of service revenue	-	-	-
	Research and development	-	-	-
	Sales and marketing	10	983	24
	General and administrative	3,501	2,379	5,240
	Total business development and integration expense	$3,669	$3,362	$5,765

(4)	Compensation for post combination services included in these
	amounts is as follows:
	Cost of product revenue	$42	$-	$194
	Cost of service revenue	102	-	282
	Research and development	793	21	1,470
	Sales and marketing	1,006	-	1,717
	General and administrative	(228)	-	886
	Total compensation for post combination services	$1,715	$21	$4,549

(5)	Acquisition related depreciation expense included in these
	amounts is as follows:
	Cost of product revenue	$117	$-	$55
	Cost of service revenue	48	-	48
	Research and development	872	-	937
	Sales and marketing	146	-	150
	General and administrative	176	-	175
	Total acquisition related depreciation expense	$1,359	$-	$1,365

(6)	Total income tax adjustment included in these
	amounts is as follows:
	Tax effect of non-GAAP adjustments above	$(18,528)	$(3,625)	$(27,544)
	Tax impact of non-GAAP reconciling items in loss jurisdictions	-	73	-
	Total income tax adjustments	$(18,528)	$(3,552)	$(27,544)

NetScout Systems, Inc.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures - Non-GAAP EBITDA
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Three Months Ended
	June 30,		March 31,
	2016	2015	2016

GAAP Income (loss) from operations	$(10,754)	$12,389	$(4,922)
Previous adjustments to determine non-GAAP income from operations	53,855	9,545	74,065
Non-GAAP Income from operations	43,101	21,934	69,143

Depreciation excluding acquisition related	7,997	3,419	7,028

Non-GAAP EBITDA from operations	$51,098	$25,353	$76,171

NetScout Systems, Inc.
Reconciliation of GAAP Financial Guidance to Non-GAAP Financial Guidance
(Unaudited)
(In millions, except EPS)

	FY 2017
	Low	High

GAAP revenue	$1,178	$1,228
Deferred Revenue Fair Value Adjustment	22	22
Non-GAAP revenue	$1,200	$1,250

GAAP Net Income	$46	$69
Deferred Revenue Fair Value Adjustment	22	22
Amortization of Intangible Assets	120	120
Share-based Compensation Expenses	37	37
Business Development Expenses	10	10
Compensation for post-combination services	4	4
Acquisition-related Depreciation Expense	3	3
Restructuring Costs	2	2
Related Impact of Adjustments on Tax	(70)	(70)
Non-GAAP Net Income	$174	$197

Average Weighted Shares	93	93
GAAP EPS	$0.49	$0.74
Non-GAAP EPS	$1.87	$2.12

CONTACT:
NetScout Systems, Inc.
Investors
Andrew Kramer, 978-614-4279
Vice President of Investor Relations
IR@netscout.com
or
Media
Donna Candelori, 408-571-5226
Senior Public Relations Manager
Donna.Candelori@netscout.com